[CCC INFORMATION SERVICES INC. LOGO]


-----------------------------------------------
PRESS RELEASE




  CCC ANNOUNCES STRATEGIC REALIGNMENT TO INTEGRATE E-COMMERCE INITIATIVES WITH
                     CORE BUSINESS AND FOCUS ON U.S. MARKET

CHICAGO, JUNE 26, 2001 -- CCC Information Services Group Inc. (Nasdaq: CCCG), today announced a set of strategic decisions that will ensure a greater focus to better serve its customers in the U.S. automotive claims and collision repair industries. The realignment culminates the execution of CCC's strategic plan that includes:

o Consolidating management and delivery of all CCC products and services, including the company's DriveLogic e-commerce strategy, resulting in one organization with a single contact for sales, service and support.

o Realigning the executive management team to improve customer focus and product delivery.

o Creating a more efficient organizational structure resulting in a reduction in the U.S. workforce by approximately 130 employees at all levels of the organization.

o Significantly reducing the investment and operations in the CCC International division, and withdrawing from the U.K.- and U.S.-based claims outsourcing markets. CCC previously announced its intention to eliminate these outsourcing operations.

E-COMMERCE INTEGRATION

A key element of the realignment is the integration of DriveLogic with CCC's core business operations. CCC launched DriveLogic in early 2000 as part of the company's e-commerce strategy. Over the past year, DriveLogic has developed its open architecture that not only works with existing CCC solutions, including its signature Pathways(R) products, but also other third-party provider applications. Implementation of this architecture by CCC underscores its commitment to offering customers an open systems product portfolio. DriveLogic's series of innovative automotive claims and collision repair applications is set for launch later this summer.

"Integrating DriveLogic with CCC makes smart business sense, and enables us to fully leverage existing investments in technology and resources," said Githesh Ramamurthy, Chairman and Chief Executive Officer, CCC Information Services Inc. "We are coming together to create one trusted source of solutions to our customers. No other information solutions provider can match this extensive offering," he added.

EXECUTIVE MANAGEMENT CHANGES

Also, as part of the integration, CCC announced certain changes in its executive management team. Mary Jo Prigge, currently President of CCC U.S. becomes President - Sales and Service and will be responsible for sales and service of CCC's entire product portfolio. Peter Largen, formerly President and Chief Operating Officer of DriveLogic, becomes Executive Vice President and Chief Marketing Officer of CCC U.S., responsible for product management and marketing. Jim Beattie, formerly Chief Technology Officer of DriveLogic, becomes Executive Vice President and Chief Technology Officer of CCC U.S. Prigge, Largen, and Beattie will all report to Ramamurthy.

The remainder of the executive management team includes: Larry Costin, Vice Chairman; Reid Simpson, Executive Vice President and Chief Financial Officer; Stanislav Fritz, Executive Vice President; Robert Guttman, Senior Vice President, Secretary and General Counsel; and Oliver Prince, Senior Vice President and Chief Talent Officer.

"Just as we have aligned other parts of our business, we also have aligned our management team to meet our short- and long-term business goals and objectives. We will continue to rely on the experience and proven leadership of Mary Jo, Peter, Jim, and the entire management team, as we meet the challenges to deliver high-quality products and services to our customers," said Ramamurthy.

WORKFORCE REDUCTION

Additionally, CCC announced a workforce reduction of approximately 130 people, less than 10% of its total workforce.

"As we align our organization to our business strategy, it is essential that we put the right people with the right skills in the right positions to better serve our customers," added Ramamurthy. "While we deeply regret that some jobs will be eliminated as a result of these changes, these actions will benefit our stakeholders by making us stronger and more efficient. We will make certain that we provide support to help impacted employees take the next step in their careers."

CCC INTERNATIONAL

The significant U.S. market opportunities CCC is pursuing through the previously discussed initiatives have resulted in a decision to reduce investments and operations in CCC International. "While we continue to believe in the strategic importance of Europe, we believe it is in the best interest of our stakeholders to focus aggressively on the growth opportunities in the U.S. market at this time," said Ramamurthy.

FINANCIAL IMPACT

CCC expects the realignment to be complete within the next 30 days. According to Reid Simpson, Executive Vice President and Chief Financial Officer, CCC plans to take a one-time, pre-tax charge of approximately $2.5 million in the second quarter to reflect costs associated with the reduction in workforce. Further, the company will record certain one-time, pre-tax costs totaling $2.7 million associated with reducing operations in CCC International.

"As a result of our ability to drive efficiency within our organization by transitioning CCC and DriveLogic products to a complementary platform, we anticipate annual savings in excess of $10 million domestically. In addition, we anticipate reduced losses from our international business as a result of our plan. These actions, coupled with our strong CCC U.S. business, sets the stage for improved operating performance for the remainder of 2001 and beyond," said Simpson.

Added Ramamurthy, "The decisions we are making today will help set the stage for CCC's growth and stability, and offers us a more rapid path to profitability."

                                      # # #

ABOUT CCC

CCC Information Services Inc., a wholly owned subsidiary of CCC Information Services Group (NASDAQ: CCCG), headquartered in Chicago, IL, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication amongst 14,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services Inc., visit our Web site at www.cccis.com; or contact Jeanene O'Brien at 312-229-3083, Susan Jablonski at 312-229-2830, or Patty Cronin of Ketchum/CTC at 312-224-9282.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statement, including any statement regarding the intent, belief, plans, or current expectations of the companies or their management, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those forward-looking statements. The companies have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

                                      # # #